EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-109183, 333-110678, 333-113192, 333-117441, 333-117443 and 333-125901 on Form S-3 and Registration Statements Nos. 333-119690, 333-109917, 333-99645, 333-74124, 333-55364, 333-34202 and 333-42952 on Form S-8 of our reports dated September 28, 2005, relating to the consolidated financial statements and financial statement schedule of Avanex Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of Avanex Corporation’s ability to continue as a going concern); and management’s report on the effectiveness of internal control over financial reporting (which expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Avanex Corporation for the year ended June 30, 2005.

DELOITTE & TOUCHE LLP

San Jose, California

September 28, 2005